Exhibit 10.34

Final Version

REPLACEMENT TRANCHE I NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE

HCIT HOLDINGS, INC. 2009 EQUITY INCENTIVE PLAN

THIS TRANCHE I STOCK OPTION AGREEMENT (the “Agreement”) between HCIT Holdings, Inc., a Delaware corporation (the “Company”), Change Healthcare, Inc., a Delaware corporation (“Change”), and the individual named on the signature page hereto (the “Participant”) is made as of the date set forth on such signature page.

R E C I T A L S:

WHEREAS, the Participant held a number of vested options to acquire shares of common stock of Change (collectively, the “Vested Change Options”);

WHEREAS, Change and McKesson Corporation (together with its affiliates, “McKesson”) have combined McKesson’s Technology Solutions business and Change’s business in a newly formed company, Change Healthcare LLC (the “JV”) and certain assets of Change were separated into a newly formed company, eRx Network Holdings, Inc. (“eRx”, and such transactions, the “Transaction”);

WHEREAS, the Company owns no less than approximately 30% of the voting power of the JV, with most of the remaining voting power of the JV owned by McKesson;

WHEREAS, the Company has assumed the Amended and Restated 2009 Equity Incentive Plan of Change Healthcare, Inc. and amended and restated the plan in the form attached hereto as Exhibit A (as amended, the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meaning as in the Plan;

WHEREAS, in connection with the formation of eRx, the Participant was granted a vested option to acquire shares of common stock of eRx in exchange for a portion of the Vested Change Options, as provided pursuant to separate Nonqualified Stock Option Agreements among eRx, Change and the Participant;

WHEREAS, all of the Participant’s remaining Vested Change Options subject to an original exercise price per share less than $2,500 were exchanged in connection with the Transaction for a combination of cash and a number of vested options to acquire shares (“Shares”) of common stock of the Company (“Company Options”) specified on the Participant signature page hereto;

WHEREAS, all of the Participant’s remaining Vested Change Options which do not have an original exercise price per share less than $2,500 were exchanged in connection with the Transaction for a number of vested Company Options, as provided pursuant to separate Nonqualified Stock Option Agreements among the Company, Change and the Participant; and

WHEREAS, all of the Participant’s unvested options to acquire shares of common stock of Change (collectively, the “Unvested Change Options”) were exchanged in connection with the Transaction for unvested Shares, as provided pursuant to separate Restricted Stock Agreements among the Company, Change and the Participant, and for unvested shares of common stock of eRx, as provided pursuant to separate Restricted Stock Agreements among eRx, Change and the Participant.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Employment: “Employment” shall mean (i) a Participant’s employment if the Participant is an Employee of the Company, the JV, or if applicable, eRx, or any of their respective Subsidiaries on the date hereof, (ii) a Participant’s services as a Consultant or independent contractor, if the Participant is a Consultant to or independent contractor of the Company, the JV, or if applicable, eRx, or any of their respective Subsidiaries on the date hereof, and (iii) a Participant’s services as a Director, if the Participant is a non-employee director of the board of directors of the Company, the JV, or if applicable, eRx, or any of their respective Subsidiaries on the date hereof.

(b) Expiration Date: With respect to the Company Option, the tenth anniversary of the Original Date of Grant.

(c) Original Date of Grant: The “Original Date of Grant” specified on the signature page hereto.

(d) Stockholders’ Agreement: The Stockholders’ Agreement entered into by and among the Company, the JV, McKesson, the Company’s stockholders, and the other parties thereto dated as of March 1, 2017, attached hereto as Exhibit B, as may be amended or supplemented from time to time in accordance with the terms thereof, or any other similar agreement of one or more stockholders of the Company or a successor or issuer who assumes the Company Options granted under this Agreement designated by the Committee as a “Stockholders’ Agreement”.

2. Grant of Replacement Options; Payment of Cash. In exchange for the cancelation of the Vested Change Options, in addition to additional grants of options pursuant to that certain Tranche II Stock Option Agreement and additional grants of options and cash pursuant to that certain Tranche III Stock Option Agreement among the Company, Change, and the Participant, the Company hereby (a) grants to the Participant the vested right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to Company Options as set forth on the signature page hereto, subject to adjustment as set forth in the Plan and this Agreement, and subject to the terms and conditions set forth in this Agreement and the Plan and (b) agrees to pay in cash to the Participant an aggregate amount equal to the “Cash Amount” set forth on the signature page hereto (less applicable withholding taxes); provided, that such cash payment will be made by the JV or its designee through payroll. The exercise price per Share subject to the Company Options shall be the “Option Price” specified on the signature page hereto. The Company Options are intended to be nonqualified stock options, and are not intended to be treated as options that comply with Section 422 of the Code.

3. Exercise of Options.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Company Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Company Option shall remain exercisable for the period set forth below:

(i) Retirement, Death or Disability. If the Participant’s Employment is terminated due to the Participant’s Retirement or death, or by the Company, the JV or, if applicable, eRx, during the Participant’s Disability, the Participant may exercise the Company Option during the period ending on the earlier of (x) one year following such termination of Employment and (y) the Expiration Date;

(ii) Termination by the Company Other than for Cause, and Other than Due to Death or Disability; Termination by the Participant for Good Reason. If (1) the Participant’s Employment is terminated by the Company, the JV, or, if applicable, eRx, not for Cause and not due to the Participant’s death or Disability or (2) the Participant’s Employment is terminated by the Participant for Good Reason, the Participant may exercise the Company Option during the period ending on the earlier of (x) 120 days following such termination of Employment and (y) the Expiration Date;

(iii) Termination by the Participant Other than for Good Reason or Retirement. If the Participant’s Employment is terminated by the Participant other than for Good Reason or Retirement, Company Options shall terminate in full and cease to be exercisable on the 30th day following such termination; and

(iv) Termination by the Company for Cause; Restricted Activity. If the Participant’s Employment is terminated by the Company, the JV, or, if applicable, eRx, for Cause or the Participant violates any provision of Section 4 of this Agreement, or any non-competition, non-solicitation, confidentiality, non-disparagement or other similar agreement between the Participant and the Company or any of its Affiliates (a “Restrictive Covenant Violation”), the Company Option shall immediately terminate in full and cease to be exercisable.

Notwithstanding the foregoing, if the date a Company Option would otherwise terminate or expire occurs during a period when trading in the Shares is prohibited by the Company’s insider trading policy (or a Company-imposed “blackout period”), then the Expiration Date or termination date shall be automatically be extended until the thirtieth (30th) day following the expiration of such prohibition.

(b) Method of Exercise.

(i) Subject to Section 3(a) of this Agreement and notwithstanding Section 6.4 of the Plan, the Company Option may be exercised (in whole or in part) by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Company Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Company Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check or, if permitted by the Committee, a full-recourse promissory note), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles, (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Company Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Company Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Company Option until the Participant has given written notice of exercise of the Company Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, a Company Option may not be exercised prior to the completion of any registration or qualification of a Company Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify the Shares subject to the Option so it may be exercised.

(iii) Upon the Company’s determination that a Company Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Company Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) As a condition to the exercise of any Company Option evidenced by this Agreement, the Participant shall execute the Stockholders’ Agreement designated by the Committee (provided that, if the Participant is already a party to the Stockholders’ Agreement, then the Shares acquired under the Company Option shall automatically become subject to such agreements without any further action).

4. Confidential Information; Post-Employment Obligations.

(a) Terms of Agreement. The terms of this Agreement constitute confidential information, which Participant shall not disclose to anyone other than Participant’s spouse, attorneys, tax advisors, or as required by law. The Company and its Affiliates (which for purposes of this Section 4 will include the JV and eRx and their Affiliates) may disclose the terms of this Agreement, provided, that for the purposes of this Section 4, The Blackstone Group, L.P., Hellman & Friedman LLC, McKesson and any of their respective Affiliates (other than the Company and its Subsidiaries and the JV and its Subsidiaries and eRx and its Subsidiaries) shall not be considered “Affiliates” of the Company.

(b) Restrictive Covenants. The Participant acknowledges and agrees that the Participant has agreed to certain covenants regarding non-competition, non-solicitation, non-disparagement, confidentiality, and other restrictions, which are contained herein or are hereby incorporated by reference, and are in consideration for Participant’s receiving the grant of the Company Options under this Agreement and right to benefits upon certain terminations of Employment as provided in Section 3(a), receiving other benefits provided in this Agreement and elsewhere, and access to Confidential Information of the Company Group. For this purpose, “Confidential Information” means and includes the confidential and/or proprietary information and/or trade secrets of the Company Group that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources, and any references to “affiliates” in any provisions or agreements related to non-disparagement entered into by the Participant shall be deemed to include The Blackstone Group, L.P., Hellman & Friedman LLC, and McKesson.

5. Repayment of Proceeds. If the Participant’s Employment is terminated by a Service Recipient for Cause or a Restrictive Covenant Violation occurs, or a Service Recipient discovers after a termination of Employment that grounds for a termination with Cause existed at the time thereof, then the Participant shall be required to pay to the Company or the Company’s designee, within 10 business days’ of the request to the Participant therefor so long as such request is provided to the Participant within the 18 months immediately following the Participant’s termination of Employment (or in the case of a Restrictive Covenant Violation, 18 months from the date of the Service Recipient’s actual knowledge of such Restrictive Covenant Violation), an amount equal to the excess, if any, of (a) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions in respect of, Shares acquired under any Option over (b) the aggregate price paid by the Participant for such Shares. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

6. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Service Recipient or any Affiliate thereof. Further, a Service Recipient may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

7. Legend on Certificates. The certificates representing the Shares purchased by exercise of a Company Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

8. Transferability. A Company Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of a Company Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, a Company Option is exercisable only by the Participant.

9. Withholding. Upon the exercise of any Company Option, or at any such time as required under applicable law, the Participant shall be required to pay to the Company or any Affiliate in cash and the Company or its Affiliates shall have the right and are authorized to, withhold any applicable withholding taxes in respect of a Company Option, its exercise, or any payment or transfer under or with respect to a Company Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding the foregoing, at any time when the Company’s Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board, the Participant may elect to have such withholding obligation satisfied by surrendering to the Company or any Affiliate a number of Shares obtained upon the exercise of a Company Option having a Fair Market Value equal to or greater than the minimum applicable amount necessary to satisfy federal, state, local or foreign withholding tax requirements, liabilities and obligations, if any (but which may in no event be greater than the maximum statutory withholding amounts in the Participant’s jurisdiction), and the Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender.

10. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of a Company Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11. Notices. Any notice under this Agreement shall be addressed as follows:

if to the Company:

HCIT Holdings, Inc.

c/o Change Healthcare, Inc.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Attention: General Counsel

Fax: [fax number]

with copies (which shall not constitute notice) to:

The Blackstone Group, L.P.

345 Park Avenue

New York, NY 10152

Attention: Neil P. Simpkins

Tel: [telephone number]

Fax: [fax number]

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gregory Grogan

Tel: [telephone number]

Fax: [fax number]

If to the Participant:

At the address appearing in the personnel records of the Company or the JV for the Participant.

Following the date hereof, notice may be delivered to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

13. Option Subject to Plan and Stockholders’ Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders’ Agreement. The Company Options and the Shares received upon exercise of a Company Option are subject to the Plan and the Stockholders’ Agreement and as a condition of exercise of any Company Options, the Participant must join or agree to be bound by the Stockholders’ Agreement designated by the Committee. For the avoidance of doubt, the Company Options shall be subject to the adjustment and modification provisions of the Plan. The terms and provisions of the Plan and the Stockholders’ Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any term or provision contained herein and a term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail. In the event of a conflict between any applicable term or provision of the Plan and any term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail.

14. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant unless such action is made in accordance with the terms of the Plan.

15. Entire Agreement. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided, that if any member of the Company Group is a party to one or more agreements with Participant related to the matters subject to Section 4, such other agreements shall remain in full force and effect and continue in addition to this Agreement, including, for the avoidance of doubt, those certain covenants set forth in any Trade Secret and Proprietary Information Agreement and/or Company Protection Agreement entered into with a member of the Company Group (which covenants do not supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and any member of the Company Group to the extent that such agreement is more protective of the business of the Company Group), and provided further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 4 hereof) or the Stockholders’ Agreement (or provide more favorable rights and remedies to the Participant), such terms will be deemed amended and shall not apply to the Company Options granted herein or any Shares acquired under the Company Option. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[The remainder of this page intentionally left blank.]

Participant:

Name:

Date:
Address:

	Original Date of Grant	Number of Options	Option Price per Share	Aggregate Cash Amount
Company Options (formerly time-vesting Vested Change Options and 2.0x Vested Change Options)

[Signature Page - Replacement Tranche I Options for Options of Change Healthcare, Inc.]

Agreed and accepted:

HCIT HOLDINGS, INC.

By:
Name:
Title:

[Signature Page - Replacement Tranche I Options for Options of Change Healthcare, Inc.]

Agreed and accepted:

CHANGE HEALTHCARE, INC.

By:
Name:
Title:

[Signature Page - Replacement Tranche I Options for Options of Change Healthcare, Inc.]

Exhibit A

Plan

(Distributed Separately)

Exhibit B

Stockholders’ Agreement

(Distributed Separately)